SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                              PACIFIC STATE BANCORP
             (Exact name of registrant as specified in its charter)

               CALIFORNIA                                61-1407606
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

           1889 W. MARCH LANE
           STOCKTON, CALIFORNIA                            95207
 (Address of principal executive offices)                (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General instruction A.(c)(2), please check the following box. [ ]

If this Form relates to the registration of a class of Securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to general Instruction A.(c), check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this Form relates:
(if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                    Name of each exchange on which
      to be so registered                    each class is to be registered

            NONE

Securities to be registered pursuant to Section 12(g) of the Act:

                                  COMMON STOCK
                                (Title of class)

                 Information Required In Registration Statement

Item 1.  Description of Registrant's Securities to be Registered.

         See information under the heading "CAPITAL STOCK OF BANCORP AND THE BANK" on pages 29-31 of the Company's Registration Statement No. 333-84908 on Form S-4 filed with the Commission on March 26, 2002, which information is incorporated here by reference.

Item 2.  Exhibits.

         Ex.1  Specimen Copy of Common Stock Certificate

         See Exhibit 4 to the Company's Registration Statement No. 333-84908 on Form S-4 filed with the Commission on March 26, 2002, which exhibit is incorporated by reference.

         Ex.2  Reorganization Agreement

         See Exhibit 2 to the Company's Registration Statement No. 333-84908 on Form S-4 filed with the Commission on March 26, 2002, which exhibit is incorporated by reference.

                                    Signature

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       PACIFIC STATE BANCORP
                                            (Registrant)


Date: June 27, 2002                    By: /s/ STEVEN A. ROSSO
                                           -------------------------------------
                                                     Steven A. Rosso
                                           President and Chief Executive Officer